   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2002

                                                      REGISTRATION NO. 333-81720
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

  KERR-MCGEE OPERATING CORPORATION               KERR-MCGEE CORPORATION                      KERR-MCGEE ROCKY
                                                                                           MOUNTAIN CORPORATION
                               (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

              DELAWARE                                     DELAWARE                                     DELAWARE
                                       (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                                                         ORGANIZATION)
             73-0311467                                   73-1612389                                   94-3036864
                                               (IRS EMPLOYER IDENTIFICATION NO.)

                               KERR-MCGEE CENTER
                         OKLAHOMA CITY, OKLAHOMA 73125
                                 (405) 270-1313
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               GREGORY F. PILCHER
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             KERR-MCGEE CORPORATION
                               KERR-MCGEE CENTER
                         OKLAHOMA, CITY, OKLAHOMA 73125
                                 (405) 270-2868
                            ------------------------

                                    COPY TO:
                              VINCENT PAGANO, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                               NEW YORK, NY 10017
                                 (212) 455-3125
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
      TITLE OF EACH CLASS OF            AMOUNT TO BE          OFFERING PRICE           AGGREGATE             REGISTRATION
   SECURITIES TO BE REGISTERED           REGISTERED              PER UNIT          OFFERING PRICE(1)          FEE(2)(3)
------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock,
  Common Stock, Stock Purchase
  Contracts, Stock Purchase Units,
  Warrants and Guarantees(4)......     $1,500,000,000              100%              $1,500,000,000            $138,000
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the amount of the registration fee.

(2) As permitted by Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to Registration Statement No. 333-68136 previously filed by Kerr-McGee Corporation as to which securities having an aggregate offering price of $500,000,000 remain unsold, the registration fee for which was previously paid. Upon effectiveness, this registration statement shall constitute Post-Effective Amendment No. 1 to Registration Statement No. 333-68136.

(3) Previously paid in connection with the initial filing of this registration statement.

(4) No separate consideration will be received for the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to Guarantees by Kerr-McGee Operation Corporation or Kerr-McGee Rocky Mountain Corporation of the securities registered hereunder. Also, the Common Stock includes certain rights issued to the holders of Common Stock pursuant to a rights agreement.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 Subject To Completion, Dated February 12, 2002

PROSPECTUS

[KM LOGO]

                                 $2,000,000,000

                             KERR-MCGEE CORPORATION
                       DEBT SECURITIES, PREFERRED STOCK,
                    COMMON STOCK, STOCK PURCHASE CONTRACTS,
                         STOCK PURCHASE UNITS, WARRANTS

                        KERR-MCGEE OPERATING CORPORATION
                                   GUARANTEES

                     KERR-MCGEE ROCKY MOUNTAIN CORPORATION
                                   GUARANTEES
                            ------------------------

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

     By this prospectus, we may offer up to $2,000,000,000 of debt securities (which may be guaranteed by Kerr-McGee Operating Corporation, formerly named Kerr-McGee Corporation, and/or Kerr-McGee Rocky Mountain Corporation, formerly named HS Resources, Inc.), preferred stock, common stock, stock purchase contracts, stock purchase units and warrants on terms to be determined at the time of sale. We will provide more specific information regarding these securities in supplements to this prospectus.

      YOU SHOULD READ THIS PROSPECTUS, PARTICULARLY THE RISK FACTORS BEGINNING ON PAGE 5, AND ANY SUPPLEMENT CAREFULLY BEFORE INVESTING.
                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION, NOR HAVE THOSE ORGANIZATIONS DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                           , 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    3
WHERE YOU CAN FIND INFORMATION..............................    3
RISK FACTORS................................................    5
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................    7
THE COMPANY.................................................    8
USE OF PROCEEDS.............................................    8
RATIO OF EARNINGS TO FIXED CHARGES..........................    8
DESCRIPTION OF DEBT SECURITIES..............................    9
DESCRIPTION OF PREFERRED STOCK..............................   15
DESCRIPTION OF COMMON STOCK.................................   17
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE
  UNITS.....................................................   18
DESCRIPTION OF WARRANTS.....................................   18
PLAN OF DISTRIBUTION........................................   18
LEGAL MATTERS...............................................   19
EXPERTS.....................................................   19

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that Kerr-McGee Corporation (which we refer to as "Kerr-McGee," "the Company," "we" or "us") filed with the Securities and Exchange Commission (which we refer to as the "SEC") utilizing a shelf registration process. Under this shelf process, we may sell the unsecured Debt Securities (which may be guaranteed under Guarantees issued by Kerr-McGee Operating Corporation and/or Kerr-McGee Rocky Mountain Corporation), Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units and Warrants (which we collectively refer to as the "Offered Securities") described in this prospectus, in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the Offered Securities we may offer. Each time we sell Offered Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Where You Can Find Information."

                         WHERE YOU CAN FIND INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     The SEC allows us to "incorporate by reference" some of the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     - Our Proxy Statement-Prospectus included in our registration statement on Form S-4 (declared effective on June 28, 2001).

     - Our Quarterly Report on Form 10-Q for the quarter ended September 30,
       2001.

     - Our Current Reports on Form 8-K dated August 1, 2001, August 15, 2001, September 19, 2001, September 21, 2001, October 2, 2001, October 17, 2001, November 14, 2001, December 3, 2001, December 14, 2001, January 17, 2002 and January 23, 2002 and our related Current Reports on Form 8-K/A dated August 1, 2001 and October 2, 2001.

     The following documents, which have been filed by Kerr-McGee Operating Corporation (formerly named Kerr-McGee Corporation) with the SEC (SEC file number 1-03939), are also incorporated by reference into this prospectus:

     - Kerr-McGee Operating Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

     - Kerr-McGee Operating Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     - Kerr-McGee Operating Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

     - Kerr-McGee Operating Corporation's Current Reports on Form 8-K dated January 16, 2001, February 20, 2001, March 19, 2001, March 23, 2001,
       April 10, 2001, April 15, 2001, May 13, 2001, May 14, 2001, May 21, 2001,
       June 20, 2001 and July 18, 2001.

     The following documents, which have been filed by Kerr-McGee Rocky Mountain Corporation (formerly named HS Resources, Inc.) with the SEC (SEC file number 1-13152), are also incorporated by reference into this prospectus:

     - Kerr-McGee Rocky Mountain Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

     - Kerr-McGee Rocky Mountain Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     - Kerr-McGee Rocky Mountain Corporation's Current Reports on Form 8-K dated February 15, 2001, March 20, 2001, April 25, 2001 and May 13, 2001.

     You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

     Investor Relations
     Kerr-McGee Corporation
     P. O. Box 25861
     Oklahoma City, Oklahoma 73125
     Telephone (405) 270-3125

     You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

                                  RISK FACTORS

     Prospective purchasers of the Offered Securities should carefully review the information contained elsewhere in this prospectus and should particularly consider the following matters.

VOLATILE PRODUCT PRICES AND MARKETS COULD ADVERSELY AFFECT RESULTS

     Our results of operations are highly dependent upon the prices of and demand for oil and gas and our chemical products. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Accordingly, the prices received by us for our oil and gas production are dependent upon numerous factors which are beyond our control. These factors include, but are not limited to, the level of ultimate consumer product demand, governmental regulations and taxes, the price and availability of alternative fuels, the level of imports and exports of oil and gas, actions of the Organization of Petroleum Exporting Countries, the political and economic uncertainty of foreign governments, international conflicts and civil disturbances, and the overall economic environment. Any significant decline in prices for oil and gas could have a material adverse effect on our financial condition, results of operations and quantities of reserves recoverable on an economic basis. Demand for titanium dioxide is dependent on the demand for ultimate products utilizing titanium dioxide pigment. This demand is generally dependent on the status of the economy. The profitability of our products is dependent on the price realized for them, the efficiency of our manufacturing costs, and the ability to acquire feedstock at a competitive price. Should the industries in which we operate experience significant price declines or other adverse market conditions, we may not be able to generate sufficient cash flow from operations to meet our obligations and make planned capital expenditures. In order to manage our exposure to price risks in the sale of our oil and gas, we may from time to time enter into commodities futures or option contracts to hedge a portion of our crude oil and natural gas sales volume. Any such hedging activities may prevent us from realizing the benefits of price increases above the levels reflected in such hedges.

STATE AND LOCAL REGULATION OF OIL AND GAS DEVELOPMENT AND SURFACE DEVELOPMENT CONFLICTS COULD ADVERSELY AFFECT RESULTS

     State regulatory authorities have established rules and regulations governing, among other things, permits for drilling and production, operations, performance bonds, reports concerning operations, discharge, disposal and other waste-related permits, well spacing, unitization and pooling of operations, taxation, environmental and conservation matters. In general, these measures make oil and gas development more difficult and their application to our operations could adversely affect our results of operations.

FAILURE TO FUND CONTINUED CAPITAL EXPENDITURES COULD ADVERSELY AFFECT RESULTS

     If our revenues substantially decrease as a result of lower oil and gas prices or otherwise, we may have a limited ability to expend the capital necessary to replace our reserves or to maintain production at current levels, resulting in a decrease in production over time. We expect that we will continue to make capital expenditures for the acquisition, exploration and development of oil and gas reserves. Historically, we have financed these expenditures primarily with cash flow from operations and proceeds from debt and equity financings, asset sales and sales of partial interests in foreign concessions. We believe that we will have sufficient cash flow from operations, available drawings under our credit facilities and other debt financings to fund capital expenditures. However, if our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing or other sources of capital will be available to meet these requirements. If we are not able to fund our capital expenditures, our interests in some of our properties may be reduced or forfeited and our future cash generation may be materially adversely affected as a result of the failure to find and develop reserves.

COSTS OF LEGAL MATTERS, ENVIRONMENTAL LIABILITIES AND REGULATION COULD EXCEED ESTIMATES

     We and/or our subsidiaries are or may become parties to a number of legal and administrative proceedings involving environmental and/or other matters pending in various courts or agencies. These include proceedings associated with facilities currently or previously owned, operated or used by us, our subsidiaries and/or our predecessors, and include claims for personal injuries and property damages. Our current and former operations also involve management of regulated materials and are subject to various environmental laws and regulations. These laws and regulations obligate us and/or our subsidiaries to clean up various sites at which petroleum and other hydrocarbons, chemicals, low-level radioactive substances and/or other materials have been disposed of or released. Some of these sites have been designated Superfund sites by the Environmental Protection Agency pursuant to the Comprehensive Environmental Response, Compensation and Liability Act. Similar environmental regulations exist in foreign countries in which we and/or our subsidiaries operate. Of note, environmental regulations in the North Sea are particularly stringent.

     It is not possible for us to estimate reliably the amount and timing of all future expenditures related to environmental and legal matters and other contingencies because:

     - some sites are in the early stages of investigation, and other sites may be identified in the future;

     - cleanup requirements are difficult to predict at sites where remedial investigations have not been completed or final decisions have not been made regarding cleanup requirements, technologies or other factors that bear on cleanup costs;

     - environmental laws frequently impose joint and several liability on all potentially responsible parties, and it can be difficult to determine the number and financial condition of other potentially responsible parties and their share of responsibility for cleanup costs;

     - environmental laws and regulations are continually changing, and court proceedings are inherently uncertain; and

     - some legal matters are in the early stages of investigation or proceeding or their outcomes otherwise may be difficult to predict, and other legal matters may be identified in the future.

     Although our management believes that it has established appropriate reserves for cleanup costs, due to these uncertainties we could be required to make additional reserves in the future.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on the information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results or otherwise speak to future events and may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results or performance may differ materially from those expressed or implied in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Potential investors and stockholders and holders of other securities of the Company are cautioned not to put undue reliance on any forward-looking statements. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this document, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements, including:

     - materially adverse changes in general economic conditions or in the markets served by us, including changes in the prices of oil, natural gas, titanium dioxide pigments and other chemicals;

     - the success of our oil and natural gas exploration, development and production programs;

     - uncertainties about estimates of reserves;

     - the financial resources of competitors;

     - changes in laws and regulations, including environmental laws, or changes in the administration of such laws and regulations;

     - the quality of future opportunities that may be presented to or pursued by us;

     - the ability to generate cash flows or obtain financing to fund growth and the cost of such financing;

     - the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions, and trade and regulatory matters; and

     - the ability to complete and integrate appropriate acquisitions, strategic alliances and joint ventures.

                                  THE COMPANY

     As a result of the August 1, 2001 merger involving Kerr-McGee Operating Corporation (formerly named Kerr-McGee Corporation) and Kerr-McGee Rocky Mountain Corporation (formerly named HS Resources, Inc.), we are a holding company with two wholly owned subsidiaries, Kerr-McGee Operating Corporation and Kerr-McGee Rocky Mountain Corporation. We are the fourth largest independent, nonintegrated oil and gas exploration, development and production company based in the United States in terms of proved oil and gas reserves on a pro forma basis as of December 31, 2000. Proved reserves as of December 31, 2001 on a pro forma basis totaled 1.5 billion barrels of oil equivalent with 85% of these located in our core operating areas of the United States and the North Sea. We conduct offshore oil and gas exploration and/or production activities in Australia, Benin, Brazil, Canada, China, Gabon, the Gulf of Mexico, Morocco, North Sea and Thailand. We conduct onshore exploration and/or production operations in the United States, Ecuador, Indonesia, the United Kingdom, Kazakhstan, Algeria and Yemen.

     Our operations originated in 1929 with the formation of Anderson & Kerr Drilling Company. With oil and gas exploration, development and production as our base, we have expanded into titanium dioxide pigment manufacturing and marketing and into the mining and marketing of minerals. We own a large inventory of natural resources that includes oil and gas reserves and mineral deposits.

     Our primary chemical product is titanium dioxide pigment, which is produced at five titanium dioxide plants located in Australia, Germany, the Netherlands and the United States. In addition, our chemical operations produce and market inorganic industrial and specialty chemicals, heavy minerals and forest products. We produce and market other industrial chemicals including manganese products and sodium chlorate and specialty chemicals including boron trichloride and elemental boron. We produce the heavy minerals ilmenite, synthetic and natural rutile, zircon and leucoxene. Our forest products operations treat railroad crossties and other hardwood products and provide wood treating services.

     Our executive offices are located at Kerr-McGee Center, Oklahoma City, Oklahoma 73125.

                                USE OF PROCEEDS

     We will use the proceeds we receive from selling these Offered Securities for acquisitions or for other general corporate purposes. General corporate purposes may include capital expenditures, payment of debt, or any other purposes that may be stated in the supplements. The proceeds may be invested temporarily until they are used for their stated purpose.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                   NINE MONTHS ENDED
  YEARS ENDED DECEMBER 31,(1)       SEPTEMBER 30,(1)
--------------------------------   ------------------
1996   1997   1998   1999   2000   2000         2001
----   ----   ----   ----   ----   -----        -----
4.1    3.9    N/A(2) 2.2    6.8     5.9          6.4

---------------
(1) At no time during the periods indicated have we or Kerr-McGee Operating Corporation had any preferred stock outstanding. Therefore, unless otherwise indicated, ratio of earnings to combined fixed charges and preferred dividend requirements will be the same.

(2) Earnings were inadequate to cover fixed charges by $548 million for the year ended December 31, 1998.

     For purposes of computing the ratios, the earnings calculation is: income from continuing operations + income taxes + fixed charges - capitalized interest. Fixed charges calculation is: all interest + interest factor of rental expense.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities summarizes certain general terms that will apply to the Debt Securities. The description is not complete, and we refer you to the Indenture, a copy of which is an exhibit to the Registration Statement of which this prospectus is a part. For your reference, in several cases below we have noted the section in the Indenture that the paragraph summarizes. Capitalized items have the meanings assigned to them in the Indenture. The referenced sections of the Indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

     We may issue Debt Securities either separately, or together with, upon conversion of or in exchange for other securities. The Debt Securities will be issued under an Indenture between Kerr-McGee and Citibank, N.A., as Trustee. This summary of the Indenture is qualified by reference to the Indenture. You should refer to the Indenture in addition to reading this summary. The summary is not complete and is subject to the specific terms of the Indenture.

GENERAL

     Under the Indenture, we can issue an unlimited amount of Debt Securities. Each time that we issue a new series of Debt Securities, the supplement to the prospectus relating to that new series will specify the terms of those Debt Securities, including:

     - Designation, amount and denominations;

     - Percentage of principal amount at which Debt Securities will be issued;

     - Maturity date;

     - Interest rate and payment dates;

     - Terms and conditions of exchanging or converting Debt Securities for other securities;

     - Currency of issue;

     - Redemption terms; and

     - Whether the Debt Securities and/or any Guarantees will be senior, senior subordinated or subordinated.

     Payments relating to the Debt Securities generally will be paid at Citibank's corporate trust office. However, we may elect to pay interest by mailing checks directly to the registered holders of the Debt Securities. You can transfer your Debt Securities at Citibank's corporate trust office.

RANKING

     Unless otherwise described in the prospectus supplement for any series, the Debt Securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

     We are a holding company and conduct substantially all of our operations through subsidiaries. Our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the Debt Securities to benefit as creditors of the Company from such distribution) is junior to creditors of that subsidiary. As a result, claims of holders of the Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries or those subsidiaries guarantee the Debt Securities. Claims of creditors of our subsidiaries include substantial amounts of long-term debt.

     We will issue the Debt Securities in registered form without coupons, which Debt Securities may be in the form of a global security (see Description of Debt Securities -- Global Securities). You can transfer or exchange your Debt Securities without a service charge, but we may require advance payment of any tax or other governmental transfer or exchange charge.

REOPENING OF ISSUE

     We may, from time to time, reopen an issue of Debt Securities without the consent of the holders of the Debt Securities and issue additional Debt Securities with the same terms (including maturity and interest payment terms) as Debt Securities issued on an earlier date. After such additional Debt Securities are issued they will be fungible with the previously issued Debt Securities to the extent specified in the applicable prospectus supplement.

DEBT GUARANTEES

     Kerr-McGee Operating Corporation and/or Kerr-McGee Rocky Mountain Corporation may guarantee the payment of principal, premium, if any, and interest, if any, on the Debt Securities and the payment of mandatory sinking fund payments, if any. (Section 14.01)

DEFINITIONS

     The covenants in the Indenture, which we summarize below, use the following terms:

     - Subsidiary: A corporation of which we own a majority of the voting stock either directly or indirectly. (Section 1.01)

     - Restricted Subsidiary: Any subsidiary which we designate as a Restricted Subsidiary or which owns or leases any Principal Property (see the next definition). The term does not include a subsidiary if its principal business is leasing assets, financing the sale of products or holding the securities of other subsidiaries. (Section 1.01)

     - Principal Property: Any U.S. mineral property owned by the Company or any Restricted Subsidiary capable of producing in paying quantities and any manufacturing plant owned by the Company or any Restricted Subsidiary in the U.S. (including the land and fixtures), unless our board of directors determines that the property or plant is not material to our total business. The term does not include any facility acquired to control or abate air, water, noise, odor, or other pollution, or facilities financed through industrial revenue bonds or similar financing. (Section 1.01)

     - Consolidated Net Tangible Assets: The total amount of assets on our consolidated balance sheet and the balance sheets of our Restricted Subsidiaries, less any reserves and after deducting: (1) current liabilities and (2) goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles. (Section 1.01)

     - Funded Debt: Money borrowed or debt evidenced by bonds or debentures, or similar instruments or agreements having a maturity of more than one year (or less than one year but which is renewable after that year at the borrower's option). (Section 1.01)

     - Debt: Notes, bonds, debentures or other similar evidences of indebtedness. (Section 10.08)

     - Mortgage: A pledge, mortgage or other lien securing a debt. (Section
       10.08)

CERTAIN COVENANTS

     The Indenture includes the following covenants. These covenants use certain terms that are defined above. The covenants for a series of Debt Securities may differ from those described below. If they do, this will be described in the supplement to this prospectus relating to that series.

  Restrictions on Secured Debt

     After the date of the Indenture, if we or any of our Restricted Subsidiaries incur or guarantee a debt secured by either a mortgage on any of our Principal Property or on a Restricted Subsidiary's stock or debt, we will secure the Debt Securities on the same basis, unless the amount of the new debt plus the value of all sale and leaseback transactions involving Principal Properties would not exceed 5% of Consolidated Net Tangible Assets. The restrictions do not apply to debt secured by the following:

     - Mortgages on our property or the property of a Restricted Subsidiary, which existed on the date of the Indenture.

     - Mortgages on the property, stock or debt of a corporation that existed when the corporation became a Restricted Subsidiary.

     - Mortgages on the property of a Restricted Subsidiary, which only secures indebtedness owed by the Subsidiary to another Restricted Subsidiary or us.

     - Mortgages in favor of governmental bodies to secure progress, advance or other payments.

     - Mortgages on acquired property, stock or debt which existed at the time of the acquisition (including acquisition through merger or consolidation) and certain purchase money and construction mortgages.

     - Mortgages on our property or the property of a Restricted Subsidiary to secure payment of the costs of operations, increase the production and disposition of minerals from the property or indebtedness incurred to provide funds for such purposes.

     - Any extension, renewal or refunding of the foregoing.

     The debt listed above will be excluded when computing our secured debt.

     The restrictions will not apply to sale and leaseback transactions if the proceeds are applied to the retirement of Funded Debt. Secured debt will not be deemed to be created by the transfer of an interest in property in the form commonly referred to as a "production payment." (Sections 10.08 and 10.09)

  Restrictions on Sales and Leasebacks

     We may not enter into any sale and leaseback transaction involving any Principal Property after the date of the Indenture unless:

     - The sale or transfer occurs within 120 days after construction is complete and the Principal Property is fully operational.

     - We could mortgage the property under Section 10.08 of the Indenture for an amount equal to the proceeds of the sale and leaseback transaction without securing the Debt Securities on the same basis.

     - We use an amount equal to the market value of the Principal Property being leased to retire Funded Debt within 120 days. This restriction will not apply to any sale and leaseback transaction between us (or a Restricted Subsidiary) and a Restricted Subsidiary, or involving the taking back of a lease for a period of less than three years. (Section 10.09)

  Merger and Consolidation

     The Indenture generally permits a consolidation or merger between Kerr-McGee and another corporation. It also permits the sale by Kerr-McGee of all or substantially all of our property and assets. If this happens, the resulting or acquiring corporation will assume all of our responsibilities and liabilities under the Indenture. If the resulting or acquiring corporation has outstanding Debt secured by a Mortgage on any Principal Property, or shares of stock of a Restricted Subsidiary, the Debt Securities will be equally and ratably secured with (or prior to) the Debt secured by such Mortgage. This restriction will not apply if the Mortgage could be created pursuant to Section
10.08 of the Indenture (see "Restrictions on Secured Debt" above) without equally and ratable securing the Debt Securities. (Section 8.03)

MODIFICATION

     Generally, our rights and obligations and the holders' rights may be modified if the holders of a majority of the outstanding Debt Securities consent. However, no modification or amendment may occur without the consent of the affected holder of the Debt Security if that modification or amendment would do any of the following:

     - Change the stated maturity date of the principal of, or any installment of interest on, any of the holder's Debt Security.

     - Reduce the principal amount of, or the interest (or premium, if any) on, the Debt Security (including in the case of a discounted Debt Security, the amount payable upon acceleration of maturity or provable in bankruptcy).

     - Change the currency of payment of the Debt Security.

     - Impair the right to institute suit for the enforcement of any payment on the Debt Security or adversely affect the right of repayment, if any, at the option of the holder.

     - Reduce the percentage of holders of Debt Securities necessary to modify or amend the Indenture.

     A modification which changes a covenant or provision expressly included solely for the benefit of holders of one or more particular series will not affect the rights of holders of Debt Securities of any other series. (Section 9.02)

     Kerr-McGee or Citibank may make modifications without the consent of the Debt Securities holders in order to do the following: (Section 9.01)

     - Evidence that another corporation has succeeded to Kerr-McGee and assumed our obligations.

     - Convey security for the Debt Securities to Citibank.

     - Add covenants, restrictions or conditions for the protection of the Debt Security holders.

     - Provide for the issuance of Debt Securities in coupon or fully registered form.

     - Establish the form or terms of Debt Securities of any series.

     - Cure any ambiguity or correct any defect in the Indenture which does not adversely affect the interests of a holder.

     - Evidence the appointment of a successor trustee or more than one trustee.

EVENTS OF DEFAULT

     In the Indenture, an Event of Default means any one of the following:

     - Failure to pay interest on a Debt Security for 30 days;

     - Failure to pay principal and premium, if any, when due;

     - Failure to pay sinking fund installment when due;

     - Failure by us or by a guarantor of the Debt Securities to perform any other covenant in the Indenture that continues for 60 days after receipt of notice;

     - Certain events in bankruptcy, insolvency or reorganization; or

     - A Guarantee ceasing to be in effect in accordance with its terms, or the denial by a guarantor of its obligations under a Guarantee.

     An Event of Default relating to one series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series issued under the Indenture. If an Event of Default exists with respect to a series of Debt Securities, Citibank or the holders of at least 25% of the outstanding Debt Securities of that series (or of all the outstanding Debt Securities in the case of defaults due to failure to perform a covenant in the Indenture or certain events in bankruptcy, insolvency, or reorganization) may declare the principal of that series (or of all outstanding Debt Securities, as the case may be) due and payable.

     Any Event of Default with respect to a particular series of Debt Securities may be waived by the holders of a majority of the outstanding Debt Securities of that series (or of all the outstanding Debt Securities as the case may be), except for a failure to pay principal, premium or interest on the Debt Security. (Sections 5.01, 5.02 and 5.08)

     Citibank may withhold notice to the holders of the Debt Securities of any default (except in payment of principal, premium, interest or sinking fund payment) if Citibank thinks it is in the interest of the holders. (Section 6.02)

     Subject to the specific duties that arise under the Indenture if an Event of Default exists, Citibank is not obligated to exercise any of its rights or powers under the Indenture at the request of the holders of the Debt Securities, unless they provide reasonable indemnity satisfactory to it. (Sections 6.01 and 6.03) Generally, the holders of a majority of the outstanding Debt Securities can direct the proceeding for a remedy available to Citibank or for exercising any power conferred on Citibank as the trustee. (Section 5.08)

TRUSTEE'S RELATIONSHIP

     Citibank has loaned us substantial amounts of money in the past and may continue to do so. Citibank serves as a depository for us and performs other services for us in the normal course of business. The Indenture provides that we will indemnify Citibank against any loss, liability or expense incurred that arises from the trust created by the Indenture unless the loss, liability or expense results from Citibank's negligence or willful misconduct. (Section 6.07)

GLOBAL SECURITIES

     We may issue some of the Debt Securities as Global Securities that will be deposited with a depository identified in a prospectus supplement. Global Securities may be issued in either registered or bearer form and may be either temporary or permanent. A prospectus supplement will contain additional information about depository arrangements.

     Registered Global Securities will be registered in the depositary's name or in the name of its nominee. When we issue a Global Security, the depositary will credit that amount of Debt Securities to the investors that have accounts with the depository or its nominee. The underwriters or the Debt Security holders' agent will designate the accounts to be credited, unless the Debt Securities are offered and sold directly by Kerr-McGee, in which case, we will designate the appropriate account to be credited.

     Investors who have accounts with a depository, and people who have an interest in those institutions, are the beneficial owners of Global Securities held by that particular depository.

     Kerr-McGee will not maintain records regarding ownership or the transfer of Global Securities held by a depository or to nominee. If you are the beneficial owner of Global Securities held by a depository, you must get information directly from the depository.

     As long as a depositary is the registered owner of a Global Security, that depository will be considered the sole owner of the Debt Securities represented by that Global Security. Except as set forth below, beneficial owners of Global Securities held by a depository will not be entitled to:

     - Register the represented Debt Securities in their names;

     - Receive physical delivery of the Debt Securities; or

     - Be considered the owners or holders of the Global Security under the Indenture.

     Payments on Debt Securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee. (Section 2.03)

     When a depositary receives a payment, it must immediately credit the accounts in amounts proportionate to the account holders' interests in the Global Security. The beneficial owners of a Global Security should, and are expected to, establish standing instructions and customary practices with their investor that has an account with the depository, so that payments can be made with regard to securities beneficially held for them, much like securities held for the accounts of customers in bearer form or registered in "street name."

     A Global Security can only be transferred in whole by the depository to a nominee of such depository, or to another nominee of a depository. If a depositary is unwilling or unable to continue as a depository and we do not appoint a successor depository within ninety (90) days, we will issue Debt Securities in exchange for all of the Global Securities held by that depository. In addition, we may eliminate all Global Securities at any time and issue Debt Securities in exchange for them. Further, we may allow a depository to surrender a Global Security in exchange for Debt Securities on any terms that are acceptable to us and the depositary. Finally, an interest in the Global Security is exchangeable for a definitive Debt Security if an event of default has occurred as described above under "Events of Default". (Section 3.07)

     If any of these events occur, we will execute and Citibank will authenticate and deliver to the beneficial owners of the Global Security in question a new registered security in an amount equal to and in exchange for that person's beneficial interest in the exchanged Global Security. The depository will receive a new Global Security in an amount equal to the difference, if any, between the amount of the surrendered Global Security and the amount of Debt Securities delivered to the beneficial owners. Debt Securities issued in exchange for Global Securities will be registered in the same names and in the same denominations as indicated by the depository's records and in accordance with the instructions from its direct and indirect participants. (Section 3.07)

The laws of certain jurisdictions require some people who purchase securities to actually take physical possession of those securities. The limitations imposed by these laws may impair your ability to transfer your beneficial interests in a Global Security.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

     Our Certificate of Incorporation authorizes our Board of Directors or a committee of our Board of Directors to cause Preferred Stock to be issued in one or more series, without stockholder action. The Board of Directors is authorized to issue up to 40,000,000 shares of Preferred Stock, $1 par value per share, and can determine the number of shares of each series, and the rights, preference and limitations of each series. We may amend the Charter to increase the number of authorized shares of preferred stock in a manner permitted by the Charter and the Delaware General Corporation Law.

     The particular terms of any series of preferred stock being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of Preferred Stock. Those terms may include:

     - The number of shares of the series of Preferred Stock being offered;

     - The title and liquidation preference per share of that series of the Preferred Stock;

     - The purchase price of the Preferred Stock;

     - The dividend rate (or method for determining such rates);

     - The dates on which dividends will be paid;

     - Whether dividends on that series of Preferred Stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

     - Any redemption or sinking fund provisions applicable to that series of preferred stock;

     - Any conversion or exchange provisions applicable to that series of preferred stock;

     - Whether we have elected to offer Depositary Shares with respect to that series of preferred stock; and

     - Any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

     If the terms of any series of Preferred Stock being offered differ from the terms set forth herein, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designations relating to the series of the Preferred Stock for the complete terms of that Preferred Stock. That Certificate of Designations will be filed with the SEC promptly after the offering of the Preferred Stock.

     The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, in the event we liquidate, dissolve or wind-up our business, each series of Preferred Stock will have the same rank as to dividends and distributions as each other series of the Preferred Stock we may issue in the future. The Preferred Stock will have no preemptive rights.

DIVIDEND RIGHTS

     Holders of Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the Board of Directors. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the Board of Directors fails to declare a dividend on any series of Preferred Stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

     No full dividends will be declared or paid on any series of Preferred Stock, unless full dividends for the dividend period commencing after the immediately preceding dividend payment date (and cumulative dividends still owing, if any) have been or contemporaneously are declared and paid on all other series of Preferred Stock that have the same rank as, or rank senior to, that Preferred Stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of Preferred Stock and on each other series of preferred stock having the same rank as, or ranking senior to, that series of Preferred Stock will in all cases bear to each other the same ratio that accrued dividends per share on that series of Preferred Stock and the other preferred stock bear to each other. In addition, generally, unless full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of Preferred Stock have been paid, no dividends will be declared or paid on the Common Stock and generally we may not redeem or purchase any Common Stock. No interest, or sum of money in lieu of interest, will be paid in connection with any dividend payment or payments which may be in arrears.

     Unless otherwise described in the prospectus supplement, the amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

RIGHTS UPON LIQUIDATION

     In the event we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of Preferred Stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to each series of Preferred Stock, plus an amount equal to accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of Common Stock. If the amounts payable with respect to Preferred Stock of any series and any stock having the same rank as that series of Preferred Stock are not paid in full, the holders of Preferred Stock and of such other stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of Preferred Stock and any stock having the same rank as the Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

REDEMPTION

     Any series of Preferred Stock may be redeemable, in whole or in part, at our option. In addition, any series of Preferred Stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of Preferred Stock, including the redemption dates and the redemption prices for that series, will be set forth in the prospectus supplement.

     If a series of Preferred Stock is subject to mandatory redemption, the prospectus supplement will specify the year we can begin to redeem shares of the Preferred Stock, the number of shares of the Preferred Stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or in cash that we have received specifically from the sale of our capital stock, as specified in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of Preferred Stock may also provide that, if no such capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of Preferred Stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

     If fewer than all the outstanding shares of any series of Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of Preferred Stock called for redemption and all rights of the holders of those shares (except the right to receive the redemption price) will cease.

     In the event that full dividends, including accrued but unpaid dividends, if any, have not been paid on any series of Preferred Stock, we may not redeem that series in part and we may not purchase or acquire any shares of that series of Preferred Stock, except by any offer made on the same terms to all holders of that series of Preferred Stock.

VOTING RIGHTS

     Except as indicated in the prospectus supplement, or except as expressly required by applicable law, the holders of Preferred Stock will not be entitled to vote.

                          DESCRIPTION OF COMMON STOCK

     As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of Common Stock. As of October 31, 2001, we had 100,186,350 shares of Common Stock issued and outstanding.

     The following summary is not complete. You should refer to the applicable provisions of the Charter, including the Certificates of Designations pursuant to which any outstanding series of Preferred Stock may be issued, and the Delaware General Corporation Law for a complete statement of the terms and rights of the Common Stock.

     Dividends. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available for their payment (subject to the rights of holders of the preferred stock, if any).

     Voting Rights. Each holder of Common Stock is entitled to one vote per share. Subject to the rights, if any, of the holder of any series of preferred stock pursuant to applicable law or the provision of the Certificate of Designations creating that series, all voting rights are vested in the holders of shares of Common Stock.

     Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

     Rights Agreement. We have adopted a Rights Agreement, which provides for the issuance of a right (which we refer to as a Kerr-McGee Right), to the holder of each of our shares of Common Stock. If anyone acquires 15% or more of our outstanding Common Stock (which we refer to as an Acquiring Person), each holder of the Kerr-McGee Right (other than the Acquiring Person) will be entitled to purchase additional shares of Common Stock (or, in certain cases, other of our securities, or cash or other property) having a current market value of two times the exercise price of $215. Otherwise, prior to an Acquiring Person acquiring 50% or more of the outstanding Common Stock, we may elect to issue a share of Common Stock in exchange for each Kerr-McGee Right (other than Kerr-McGee Rights held by the Acquiring Person). In addition, if we are acquired in a merger or other business combination or 50% or more of our assets or earning power are sold, each holder of a Kerr-McGee Right will be entitled to buy, at the exercise price, common stock of the acquirer having a current market value of two times the exercise price. At any time before there is an Acquiring Person, we can redeem the Kerr-McGee Rights in whole, but not in part, for $0.01 per each Kerr-McGee Right, or may amend the Rights Agreement in any way without the consent of the holders of the Kerr-McGee Rights.

     Miscellaneous. The issued and outstanding shares of Common Stock are fully paid and nonassessable. Holders of shares of Common Stock are not entitled to preemptive rights or cumulative rights. Shares of Common Stock are not convertible into shares of any other class of capital stock.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue Stock Purchase Contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The price per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

     The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either of the following:

     - Debt Securities, or

     - Debt obligations of third parties, including U.S. Treasury securities,

securing the holder's obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original Stock Purchase Contract.

     The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, which will be filed with the SEC promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

                            DESCRIPTION OF WARRANTS

     We may issue Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. We may issue Warrants independently or together with other securities. Each series of Warrants will be issued under a separate Warrant Agreement to be entered into between us and a bank or trust company, as warrant agent. You should refer to the Warrant Agreement relating to the specific Warrants being offered for the complete terms of the Warrant Agreement and the Warrants.

     Each Warrant will entitle the holder to purchase the principal amount of Debt Securities, or the number of shares of Preferred Stock, or Common Stock at the exercise price set forth in, or calculable as set forth in, the prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. After the close of business on the expiration date of the Warrant, unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised shall be specified in the prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the Offered Securities through underwriters, dealers or agents, or we may sell directly to one or more purchasers including through a dividend reinvestment program. The prospectus supplement names any underwriters, states the purchase price and the proceeds received by us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions to dealers, and any securities exchanges on which the Offered Securities may be listed.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The

Offered Securities may be offered through an underwriting syndicate represented by many underwriters. The obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     These Offered Securities may be sold directly by us or through agents. Any agent will be named, and any commissions payable to that agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis.

     We may authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase Offered Securities pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement. The prospectus supplement will set forth the commission payable for soliciting such contracts.

     We may agree to indemnify underwriters, dealers or agents against certain civil liabilities, including liabilities under the Securities Act of 1933, and may also agree to contribute to payments which the underwriters, dealers or agents may be required to make.

                                 LEGAL MATTERS

     Simpson Thacher & Bartlett will issue an opinion about the legality of the securities for us. Any underwriters will be advised about issues relating to this offering by their own legal counsel.

                                    EXPERTS

     The audited financial statements and schedule of Kerr-McGee Operating Corporation (formerly named Kerr-McGee Corporation) incorporated by reference or included in Kerr-McGee Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated by reference in this prospectus and elsewhere in the registration statement and have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The audited financial statements of Kerr-McGee Rocky Mountain Corporation (formerly named HS Resources, Inc.) included in HS Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated by reference in this prospectus and elsewhere in the registration statement and have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by the Company in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are as follows:

SEC Registration Fee........................................     138,000
Printing and Engraving Expenses.............................      50,000
Accounting Fees and Expenses................................      50,000
Legal Fees and Expenses.....................................     100,000
Blue Sky Qualification Fees and Expenses....................      15,000
Trustee's Fees..............................................       5,000
Fees of Rating Agencies.....................................     235,000
Miscellaneous...............................................      25,000
                                                                --------
          TOTAL.............................................    $618,000
                                                                ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XXII of the ByLaws of the Company, as amended, provides for indemnification of officers, directors and employees of the Company to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement vote of stockholders or disinterested directors, or otherwise.

     The above discussion of the Company's ByLaws and of Section 145 of the Delaware General Corporation law is not intended to be exhaustive and is respectively qualified in its entirety by such ByLaws and statute.

     Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of Kerr-McGee Corporation and its officers and directors by the underwriters or agents, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933 ("Act").

ITEM 16.  EXHIBITS.

EXHIBIT                           DESCRIPTION
-------                           -----------
 1.1*     Form of Debt Underwriting Agreement.
 1.2*     Form of Equity Underwriting Agreement.
 1.3*     Form of Preferred Stock Underwriting Agreement.
 1.4*     Form of Warrants Underwriting Agreement.
 1.5*     Form of Stock Purchase Units Underwriting Agreement.
 1.6*     Form of Stock Purchase Contracts Underwriting Agreement.

EXHIBIT                           DESCRIPTION
-------                           -----------
 2.1      Agreement and Plan of Merger (incorporated by reference from
          Exhibit 2.1 to Form 8-K of Kerr-McGee Operating Corporation,
          dated May 13, 2001).
 3.1      Rights Agreement (incorporated by reference to Exhibit 4.1 of Form 8-A of Kerr-McGee Corporation, dated July 27, 2001).
 4.1      Indenture, among Kerr-McGee Corporation and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.1 to
          Form 8-K/A of Kerr-McGee Corporation, dated October 2,
          2001).
 4.2*     Form of Debt Security (included in 4.1).
 4.3*     Form of Guarantee (included in 4.1).
 4.4*     Form of Rights (included in 3.1).
 4.5*     Form of Common Stock share certificate.
 4.6*     Form of Preferred Stock share certificate.
 4.7*     Form of Purchase Contract Agreement relating to Stock
          Purchase Contracts and Stock Purchase Units.
 4.8*     Form of Pledge Agreement for Stock Purchase Contracts and
          Stock Purchase Units.
 4.9*     Form of Warrant Agreement.
 5.1      Opinion of Simpson Thacher & Bartlett, as to the legality of the Securities being registered.
12.1**    Computations of Ratio of Earnings to Fixed Charges for the
          years 1996 through 2000 and the nine months ended September
          30, 2000 and 2001.
23.1      Consent of Arthur Andersen LLP relating to Kerr-McGee
          Operating Corporation (formerly Kerr-McGee Corporation)
          financial statements.
23.2      Consent of PricewaterhouseCoopers LLP relating to Kerr-McGee
          Operating Corporation (formerly Kerr-McGee Corporation)
          financial statements.
23.3      Consent of Arthur Andersen LLP relating to Kerr-McGee Rocky
          Mountain Corporation (formerly HS Resources, Inc.) financial statements.
23.4      Consent of Simpson Thacher & Bartlett (Contained in Exhibit
          5).
24.1**    Powers of Attorney.
25.1**    Form T-1 Statement of Eligibility and Qualification under
          the Trust Indenture Act of 1939 of Citibank, N.A.

---------------
*  To be filed with subsequent Current Report on Form 8-K

** Previously filed

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant does hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has been registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's Annual Report on Form 10-K pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 12th day of February, 2002.

                                          KERR-McGEE CORPORATION

                                          By:    /s/ GREGORY F. PILCHER

                                            ------------------------------------
                                                     Gregory F. Pilcher
                                                   Senior Vice President,
                                               Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                     TITLE                     DATE
                   ---------                                     -----                     ----
                       *                            Chairman of the Board, Chief     February 12, 2002
------------------------------------------------    Executive Officer and Director
                Luke R. Corbett

                       *                            Senior Vice President and Chief  February 12, 2002
------------------------------------------------    Financial Officer
               Robert M. Wohleber

                       *                            Vice President, Controller and   February 12, 2002
------------------------------------------------    Chief Accounting Officer
                  John M. Rauh

                       *                            Director                         February 12, 2002
------------------------------------------------
              William E. Bradford

                       *                            Director                         February 12, 2002
------------------------------------------------
                Sylvia A. Earle

                       *                            Director                         February 12, 2002
------------------------------------------------
            David C. Genever-Watling

                       *                            Director                         February 12, 2002
------------------------------------------------
               Martin C. Jischke

                       *                            Director                         February 12, 2002
------------------------------------------------
               William C. Morris

                       *                            Director                         February 12, 2002
------------------------------------------------
                 John J. Murphy

                       *                            Director                         February 12, 2002
------------------------------------------------
                Leroy C. Richie

                   SIGNATURE                                     TITLE                     DATE
                   ---------                                     -----                     ----

                       *                            Director                         February 12, 2002
------------------------------------------------
               Matthew R. Simmons

                       *                            Director                         February 12, 2002
------------------------------------------------
               Nicholas J. Sutton

                       *                            Director                         February 12, 2002
------------------------------------------------
                Farah M. Walters

                       *                            Director                         February 12, 2002
------------------------------------------------
             Ian L. White-Thompson

          *By: /s/ GREGORY F. PILCHER                                                February 12, 2002
---------------------------------------------------
               Gregory F. Pilcher
              as Attorney-in-Fact

                                          KERR-McGEE OPERATING CORPORATION

                                          By:     /s/ GREGORY F. PILCHER
                                              ----------------------------------
                                                     Gregory F. Pilcher
                                                   Senior Vice President,
                                               Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

                         *                           Chairman of the Board, Chief     February 12, 2002
---------------------------------------------------  Executive Officer and
                  Luke R. Corbett                    Director

                         *                           Senior Vice President, Chief     February 12, 2002
---------------------------------------------------  Financial Officer and
                Robert M. Wohleber                   Director

                         *                           Vice President, Treasurer and    February 12, 2002
---------------------------------------------------  Chief Accounting Officer
                   John M. Rauh

                         *                           Senior Vice President and        February 12, 2002
---------------------------------------------------  Director
                 Kenneth W. Crouch

                         *                           Senior Vice President and        February 12, 2002
---------------------------------------------------  Director
                   W.P. Woodward

              /s/ GREGORY F. PILCHER                 Senior Vice President,           February 12, 2002
---------------------------------------------------  Secretary, General Counsel
                Gregory F. Pilcher                   and Director

            *By: /s/ GREGORY F. PILCHER                                               February 12, 2002
   ---------------------------------------------
                Gregory F. Pilcher
                as Attorney-in-Fact

                                          KERR-McGEE ROCKY MOUNTAIN CORPORATION

                                          By:     /s/ GREGORY F. PILCHER
                                              ----------------------------------
                                                     Gregory F. Pilcher
                                                   Senior Vice President,
                                               Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

                         *                           Chairman of the Board, Chief     February 12, 2002
---------------------------------------------------  Executive Officer and
                  Luke R. Corbett                    Director

                         *                           Senior Vice President, Chief     February 12, 2002
---------------------------------------------------  Financial Officer and
                Robert M. Wohleber                   Director

              /s/ GREGORY F. PILCHER                 Senior Vice President,           February 12, 2002
---------------------------------------------------  Secretary, General Counsel
                Gregory F. Pilcher                   and Director

                         *                           Senior Vice President and        February 12, 2002
---------------------------------------------------  Director
                 Kenneth W. Crouch

                         *                           Vice President, Treasurer and    February 12, 2002
---------------------------------------------------  Chief Accounting Officer
                   John M. Rauh

                         *                           Vice President and Director      February 12, 2002
---------------------------------------------------
                Lawrence H. Towell

                         *                           Vice President and Director      February 12, 2002
---------------------------------------------------
                 Dale E. Cantwell

                         *                           Vice President and Director      February 12, 2002
---------------------------------------------------
                    Annell Bay

            *By: /s/ GREGORY F. PILCHER                                               February 12, 2002
---------------------------------------------------
                Gregory F. Pilcher
                as Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 1.1*    Form of Debt Underwriting Agreement.
 1.2*    Form of Equity Underwriting Agreement.
 1.3*    Form of Preferred Stock Underwriting Agreement.
 1.4*    Form of Warrants Underwriting Agreement.
 1.5*    Form of Stock Purchase Units Underwriting Agreement.
 1.6*    Form of Stock Purchase Contracts Underwriting Agreement.
 2.1     Agreement and Plan of Merger (incorporated by reference from
         Exhibit 2.1 to Form 8-K of Kerr-McGee Operating Corporation,
         dated May 13, 2001).
 3.1     Rights Agreement (incorporated by reference to Exhibit 4.1 of Form 8-A of Kerr-McGee Corporation, dated July 27, 2001).
 4.1     Indenture, among Kerr-McGee Corporation and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.1 to
         Form 8-K/A of Kerr-McGee Corporation, dated October 2,
         2001).
 4.2*    Form of Debt Security (included in 4.1).
 4.3*    Form of Guarantee (included in 4.1).
 4.4*    Form of Rights (included in 3.1).
 4.5*    Form of Common Stock share certificate.
 4.6*    Form of Preferred Stock share certificate.
 4.7*    Form of Purchase Contract Agreement relating to Stock
         Purchase Contracts and Stock Purchase Units.
 4.8*    Form of Pledge Agreement for Stock Purchase Contracts and
         Stock Purchase Units.
 4.9*    Form of Warrant Agreement.
 5.1     Opinion of Simpson Thacher & Bartlett, as to the legality of the Securities being registered.
12.1**   Computations of Ratio of Earnings to Fixed Charges for the
         years 1996 through 2000 and the nine months ended September
         30, 2000 and 2001.
23.1     Consent of Arthur Andersen LLP relating to Kerr-McGee
         Operating Corporation (formerly Kerr-McGee Corporation)
         financial statements.
23.2     Consent of PricewaterhouseCoopers LLP relating to Kerr-McGee
         Operating Corporation (formerly Kerr-McGee Corporation)
         financial statements.
23.3     Consent of Arthur Andersen LLP relating to Kerr-McGee Rocky
         Mountain Corporation (formerly HS Resources, Inc.) financial statements.
23.4     Consent of Simpson Thacher & Bartlett (Contained in Exhibit
         5).
24.1**   Powers of Attorney.
25.1**   Form T-1 Statement of Eligibility and Qualification under
         the Trust Indenture Act of 1939 of Citibank, N.A.

---------------
*  To be filed with subsequent Current Report on Form 8-K

** Previously filed